Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 3, 2026, of Sunshine Biopharma, Inc. relating to the audit of the consolidated financial statements as of December 31, 2025, which appears in the Company’s Annual Report on Form 10K for the year ended December 31, 2025, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

The Woodlands, Texas

August 28, 2026